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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 15, 2001, relating to the consolidated financial statements of Lane Bryant, Inc. and Subsidiaries as of February 3, 2001 and January 29, 2000 and for the three years in the period ended February 3, 2001, which appears in the Current Report on Form 8-K of Charming Shoppes, Inc. dated August 31, 2001 (as amended on October 30, 2001 and May 17, 2002). We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                             PricewaterhouseCoopers LLP



July 1, 2002
Columbus, Ohio